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Moffitt & Company, P.C.
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Certified Public Accountants                      5040 East Shea Blvd. Suite 270
                                                  Scottsdale, Arizona 85254
                                                  (480) 951-1416
                                                  Fax (480) 948-3510
                                                  moffittcpas@uswest.net


March 15, 2000


IBIZ Technology Corp. and Subsidiary
1919 W. Lone Cactus Drive
Phoenix, AZ 85027



We herewith consent to the incorporation of our January 31, 2000 reviewed financial statements in the January 31, 2000 Form 10-QSB and all amendments thereto filed with the Securities and Exchange Commission.


Sincerely,



/s/ Moffitt & Company, P.C.

MOFFITT & COMPANY, P.C.
Scottsdale, AZ